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                                                                    Exhibit 10.9


Scheme No:   FU00068-088

THIS DECLARATION OF TRUST is made on 10/12/1996 by SOREMA (UK) Underwriting Limited having its registered office at 16 Eastcheap, London EC3M 1BD ("the Principal Employer").

WHEREAS:

(A) The Principal Employer has decided to establish a retirement benefit scheme to be known as THE SOREMA (UK) Underwriting Ltd FUNDED UNAPPROVED RETIREMENT BENEFITS SCHEME ("the Plan") to provide benefits for such employees or directors of the Principal Employer and, where appropriate, of such other companies as enter into a supplementary deed as provided for below, as are admitted to membership of the Plan (the "Members").

(B) The Principal Employer has determined to appoint itself as Trustee of the Plan.

(C) The Principal Employer has submitted or is submitting details of each Member's benefits to him.

IT IS HEREBY DECLARED AND AGREED THAT:

 1. The Plan is hereby established and constituted under irrevocable trusts and commences on the date hereof and this declaration of trust adopts the Rules attached hereto ("the Rules") which, subject to any modifications made hereafter, shall govern the Plan.

 2.  The Principal Employer appoints itself as the Trustee of the Plan.

 3. The Principal Employer hereby bests the sum of pound sterling1.00 in the Trustee to constitute the Plan and the Trustee acknowledges receipt thereof.

 4. The Principal Employer hereby agrees to enable the Trustee to pay the contributions due under the Plan (by passing his own share of the cost to the Trustee) notwithstanding that it will have no beneficial interest hereunder save to the extent as expressly provided for in the Rules.

 5.  The Trustee shall have power to invest in:

     (a) any of the unit trusts managed by Allied Dunbar Unit Trusts plc or Threadneedle Investment Services Limited and any open-ended investment company of which Threadneedle Investment Services Limited is the authorised corporate director; and

     (b) in any Policy or Policies issued by Allied Dunbar Assurance plc having its registered office at Allied Dunbar Centre, Swindon SN1 1EL (whether such Policy or Policies is/are new, existing or future policies) ("the Policy").

 6. The Trustee hereby agrees to manage and administer the Plan, hold the assets of the Plan (including any Policies) and receive, hold and apply the contributions under the Plan in the trust subject to the attached Rules of the Plan, which (subject to any subsequent amendments) will govern the Plan from the date hereof.

 7. (a) Subject to (b) and (c) below the power of appointing new or additional Trustees of the Plan and the trusts hereby established, and the power of removing trustees, is hereby vested in the Principal Employer, and is exercisable by deed.

     (b) If any one of the following events occurs, Allied Dunbar Pension Services Limited ("ADPS"), will have power, exercisable by deed, to appoint as trustee of the Plan and the trusts hereby established any other person or persons (being either a body corporate, including itself, or at least two but not more than four individuals) in place of the Trustee who will thereby be discharged from the trusteeship, without any requirement for it to be joined as a party to the deed or to take any other action. The events referred to above are:
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          (i)  The making of any order or the passing of an effective resolution for the liquidation, winding-up or dissolution of the Trustee;

          (ii) The appointment of a receiver in respect of all or a material part of the assets or undertaking of the Trustee;

          (iii)The Trustee making a general assignment or entering into a composition or arrangement, for the benefit of creditors;

          (iv) The Trustee ceasing to trade;

          (v) The Trustee being struck off or removed from the Register of Companies.

     (c) Once the powers under sub-clause (b) have arisen, they will remain exercisable until and unless released by ADPS and the decision to exercise them or not and the way in which they are exercised will be within the absolute discretion of ADPS.

     (d) Subject to any prior exercise thereof, ADPS may by deed release the powers under sub-clause (b) or either or them at any time or times whether before or after they shall have arisen.

 8. (a) Any Trustee or officer or director of a corporate Trustee may benefit under the Rules.

     (b) The Principal Employer may agree to remunerate the Trustee.

     (c) The trustee of the Plan or any subsidiary, associated or holding company thereof shall not be required by reason only of the general rules disabling a trustee from deriving a profit from this trusteeship to account to the Plan for any profit made in the ordinary course of business by such trustee, or the subsidiary, associated or holding company thereof.

     (d) The trustee of the Plan, in the absence of any fraud or crime, shall be entitled to all the indemnities conferred on trustees by law and no trustee or director, employee or member of a body corporate being a trustee for the time being of the Plan shall be liable for any acts or omissions not due to their or his own wilful neglect or default. Where the trustee of the Plan is entitled to such an indemnity the Principal Employer shall indemnify the trustee against all actions, proceedings, costs, claims and demands in respect of any matters relating to the Plan. Furthermore the Principal Employer shall indemnify the trustee of the Plan against all expenses properly incurred in the execution or purported execution of the trusts of the Plan.

 9. The Principal Employer as Trustee hereby adopts and agrees to abide by the Rules which are intended to be in such form as to meet the preservation requirements of Chapter 11 of Part IV of the Pensions Schemes Act 1993.

10. Any company (being a subsidiary of the Principal Employer or a company otherwise associated in business with the Principal Employer) which wishes to participate in the Plan may be admitted as a party to the Plan on entering into a supplemental deed with the Principal Employer and the Trustee whereby such company agrees to serve and perform such of the provisions of the Rules as apply to it.

11. THIS Deed and the Rules will be read and construed in accordance with the law of England and Wales.

SIGNED AS A DEED BY THE PRINCIPAL EMPLOYER in accordance with the provisions of
Section 36A of the Companies Act 1985 acting by a Director and its Company Secretary or by two Directors.

Director's Signature:                Director's/Company Secretary's Signature:


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